 Exhibit 99.1

ICON INCOME FUND

NINE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2011

Letter from the CEOs                                                                                                                                  As of December 19, 2011

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the third quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of September 30, 2011, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold.  During the third quarter of 2011, we made distributions in the aggregate amount of $455,154.

During the third quarter of 2011, we continued to manage the remaining assets in Fund Nine’s portfolio and, on August 19, 2011, we sold the Aframax product tanker, the Samar Spirit, for approximately $8,200,000 and on August 24, 2011, we satisfied the remaining third-party debt of approximately $2,500,000.

On August 29, 2011, we entered into agreements to lease the two Airbus A340-313X aircraft (B-HXO and B-HXN) for periods of seventy-three months upon redelivery of the aircraft by Cathay Pacific Airways Limited.  In connection with the leases, the non-recourse loans relating to the aircraft will be refinanced.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments as well as more information regarding Fund Nine’s operations to date. As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

Third Quarter 2011 Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.

On May 1, 2008, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transaction

•	On August 19, 2011, we sold the Aframax product tanker, the Samar Spirit, for approximately $8,200,000 and on August 24, 2011, we satisfied the remaining third-party debt of approximately $2,500,000.

•
On August 29, 2011, we entered into agreements to lease the two Airbus A340-313X aircraft (B-HXO and B-HXN) currently on lease to Cathay Pacific Airways Limited (“Cathay Pacific”) for periods of seventy-three months upon redelivery of the aircraft by Cathay Pacific.  In connection with the leases, the non-recourse loans relating to the aircraft will be refinanced.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of September 30, 2011, our portfolio consisted primarily of the following investments.

•
Forty-Six Great Dane refrigeration trailers subject to lease with Conwell Corporation.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continues to be extended on a month-to-month basis.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific.  We own all of the interests in the entity that owns B-HXO.  We, through a joint venture owned 50% by us, own B-HXN.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse loans in the aggregate amount of approximately $99,930,000.  The lease for B-HXO expires on December 1, 2011 and the lease for B-HXN expired on July 1, 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We purchased the Trianon, the Trinidad and the Tancred for the aggregate amount of approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing has generated approximately $29,570,000 in cash proceeds.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $4,551 and $13,643 for the three and nine months ended September 30, 2011, respectively.  Additionally, our Manager’s interest in our net loss was $4,531 and $199,421 for the three and nine months ended September 30, 2011, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	September 30,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$6,707,520	$929,220
Current portion of net investment in finance leases	6,343,875	5,582,987

Total current assets	13,051,395	6,512,207

Non-current assets:
Net investment in finance leases, less current portion	7,522,093	12,379,833
Leased equipment at cost (less accumulated depreciation of
$14,946,119 and $21,751,790, respectively)	35,352,655	68,871,626
Investments in joint ventures	925,984	1,259,152
Investment in unguaranteed residual values	-	257,813
Other non-current assets, net	97,517	1,337,142

Total non-current assets	43,898,249	84,105,566

Total Assets	$56,949,644	$90,617,773

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$28,742,171	$36,374,188
Interest rate swap contracts	711,708	1,279,541
Deferred revenue	70,961	904,608
Accrued expenses and other current liabilities	395,112	232,269

Total current liabilities	29,919,952	38,790,606

Non-current liabilities:
Non-recourse long-term debt, less current portion	6,750,000	10,800,000

Total Liabilities	36,669,952	49,590,606

Commitments and contingencies

Members' Equity:
Additional Members	21,626,859	42,720,633
Manager	(651,146)	(438,082)
Accumulated other comprehensive loss	(696,021)	(1,255,384)

Total Members' Equity	20,279,692	41,027,167

Total Liabilities and Members' Equity	$56,949,644	$90,617,773

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Rental income	$2,380,408	$3,212,742	$8,163,028	$9,646,161
Finance income	656,326	888,661	2,144,647	2,841,926
(Loss) income from investments in joint ventures	(405,898)	52,833	(337,990)	152,253
Interest and other income (loss)	156	(1,376)	33,596	241,278

Total revenue	2,630,992	4,152,860	10,003,281	12,881,618

Expenses:
General and administrative	258,163	123,347	609,928	428,988
Vessel operating expense	1,125,193	-	1,212,735	-
Interest	801,951	1,135,706	2,396,125	3,141,825
Depreciation and amortization	898,832	1,320,956	3,412,303	4,001,201
Impairment loss	-	250,000	22,314,396	250,000

Total expenses	3,084,139	2,830,009	29,945,487	7,822,014

Net (loss) income	$(453,147)	$1,322,851	$(19,942,206)	$5,059,604

Net (loss) income allocable to:
Additional Members	$(448,616)	$1,309,622	$(19,742,785)	$5,009,007
Manager	(4,531)	13,229	(199,421)	50,597

	$(453,147)	$1,322,851	$(19,942,206)	$5,059,604

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955	97,955

Net (loss) income per weighted average additional share
of limited liability company interests outstanding	$(4.58)	$13.37	$(201.55)	$51.14

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Members' Equity

	Members' Equity
				Accumulated
	Additional Member	Additional		Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2010	97,955	$42,720,633	$(438,082)	$(1,255,384)	$41,027,167

Net loss	-	(10,046,761)	(101,482)	-	(10,148,243)
Change in valuation of interest rate swap contracts	-	-	-	246,452	246,452
Comprehensive loss					(9,901,791)
Cash distributions	-	(399,992)	(4,038)	-	(404,030)

Balance, March 31, 2011 (unaudited)	97,955	32,273,880	(543,602)	(1,008,932)	30,721,346

Net loss	-	(9,247,408)	(93,408)	-	(9,340,816)
Change in valuation of interest rate swap contracts	-	-	-	147,537	147,537
Comprehensive loss					(9,193,279)
Cash distributions	-	(500,394)	(5,054)	-	(505,448)

Balance, June 30, 2011 (unaudited)	97,955	22,526,078	(642,064)	(861,395)	21,022,619

Net loss	-	(448,616)	(4,531)	-	(453,147)
Change in valuation of interest rate swap contracts	-	-	-	165,374	165,374
Comprehensive loss					(287,773)
Cash distributions	-	(450,603)	(4,551)	-	(455,154)

Balance, September 30, 2011 (unaudited)	97,955	$21,626,859	$(651,146)	$(696,021)	$20,279,692

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(19,942,206)	$5,059,604
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(6,510,000)	(8,777,606)
Finance income	(2,144,647)	(2,841,926)
Loss (income) from investments in joint ventures	337,990	(152,253)
Net loss on sale of equipment and unguaranteed residual values	-	12,120
Depreciation and amortization	3,412,303	4,001,201
Interest expense on non-recourse financing paid directly to lenders by lessees	2,036,155	3,020,458
Interest expense from amortization of debt financing costs	200,103	121,037
Impairment loss	22,314,396	250,000
Changes in operating assets and liabilities:
Collection of finance leases	1,398,591	1,849,194
Other assets, net	(9,990)	3,620
Deferred revenue	(833,647)	(654,428)
Accrued expenses and other current liabilities	168,289	(28,628)
Distributions from joint ventures	-	120,597

Net cash provided by operating activities	427,337	1,982,990

Cash flows from investing activities:
Proceeds from sales of equipment	8,461,003	175,520
Distributions received from joint ventures in excess of profits	754,592	296,842

Net cash provided by investing activities	9,215,595	472,362

Cash flows from financing activities:
Cash distributions to members	(1,364,632)	(2,473,605)
Repayment of non-recourse long-term debt	(2,500,000)	-

Net cash used in financing activities	(3,864,632)	(2,473,605)

Net increase (decrease) in cash and cash equivalents	5,778,300	(18,253)

Cash and cash equivalents, beginning of the period	929,220	1,033,840

Cash and cash equivalents, end of the period	$6,707,520	$1,015,587

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$11,352,909	$13,900,431

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.